UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

MAKO Surgical Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On December 13, 2013, MAKO Surgical Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the agreement and plan of merger (the “Merger Agreement”), dated as of September 25, 2013, by and among Stryker Corporation (“Stryker”), Lauderdale Merger Corporation (“Merger Sub”) and the Company, which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Stryker.

As of November 12, 2013, the record date for the Special Meeting, there were 51,506,301 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 33,666,447 shares of Common Stock, representing approximately 65% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The adoption of the Merger Agreement;

(2)
The approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the Company’s principal executive officer, principal financial officer and three most highly compensated executive officers other than the principal executive officer and principal financial officer (collectively, the “Named Executive Officers”) in connection with the Merger; and

(3)
The approval of the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 13, 2013.

1.	Proposal to approve the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
33,432,126	170,764	63,557	–

2.	Proposal to approve on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s Named Executive Officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
25,292,416	4,980,969	3,393,062	–

3.
Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
31,837,229	1,785,434	43,784	–

Item 8.01                      Other Events.

On December 13, 2013, the Company issued a press release regarding stockholder approval of the Merger Agreement and certain related matters.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
99.1	Press Release of MAKO Surgical Corp. dated December 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO SURGICAL CORP.
Date: December 13, 2013	/s/ Menashe R. Frank
Menashe R. Frank Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release of MAKO Surgical Corp. dated December 13, 2013